Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
PETER J. CONNER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Second Quarter Net Income of $32.4 Million, or $1.00 Per Diluted Share;
Results Highlighted by Solid Growth in Revenue and Net Interest Margin Expansion

Walla Walla, WA - July 25, 2018 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported that growth in earning assets and improved net interest margin contributed to continuing solid revenue growth. In addition, $2.1 million in miscellaneous non-interest income from the sale of its Poulsbo branch deposits and two former business locations contributed to the substantial increase in second quarter 2018 earnings. Net income in the second quarter of 2018 increased 13% to $32.4 million, or $1.00 per diluted share, compared to $28.8 million, or $0.89 per diluted share, in the preceding quarter and increased 27% when compared to $25.5 million, or $0.77 per diluted share, in the second quarter a year ago when federal income tax rates were substantially higher.
In the first six months of 2018, net income increased 24% to $61.2 million, or $1.89 per diluted share, compared to $49.2 million, or $1.49 per diluted share, in the first six months of 2017.
“Banner’s second quarter 2018 performance clearly demonstrates that our strategic plan continues to be effective, as we complete the build-out of the company’s support infrastructure and improve operating leverage,” stated Mark J. Grescovich, President and Chief Executive Officer. “Due to the hard work of our employees, we are successfully executing on our strategies and priorities to deliver sustainable profitability and revenue growth to shareholders. Our core operating performance continues to reflect the success of our proven client-acquisition strategies, which are producing strong core revenue and a healthy net interest margin. These factors contributed to a return on average assets of 1.25% for the quarter. Additionally, our continuing strong earnings trends allowed us to declare a special dividend of $0.50 per share in addition to the regular quarterly dividend of $0.35 per share, which were both paid on July 29, 2018, while effectively managing and maintaining a solid capital position.”
At June 30, 2018, Banner Corporation had $10.38 billion in assets, $7.59 billion in net loans and $8.53 billion in deposits. Banner operates 177 branch offices located in eight of the top 20 largest western Metropolitan Statistical Areas by population.
Second Quarter 2018 Highlights

•
Net income increased 13% to $32.4 million, or $1.00 per diluted share, compared to $28.8 million, or $0.89 per diluted share, in the preceding quarter and increased 27% compared to $25.5 million, or $0.77 per diluted share, in the second quarter a year ago.

•
Net interest income, before the provision for loan losses, increased 6% to $105.1 million, compared to $99.4 million in the preceding quarter and increased 5% from $99.7 million in the second quarter a year ago.

•	Net interest margin was 4.39% for the current quarter, compared to 4.35% in the preceding quarter and 4.33% in the second quarter a year ago.

•	Revenues were $126.3 million during the quarter ended June 30, 2018, $120.7 million during the preceding quarter and $120.1 million during the second quarter a year ago.

•	Return on average assets was 1.25% in the current quarter, compared to 1.16% in the preceding quarter and 1.01% in the second quarter a year ago.

•	Return on average equity was 10.25% in the current quarter, compared to 9.14% in the preceding quarter and 7.60% in the second quarter a year ago.

•
Provision for loan losses remained steady at $2.0 million, increasing the allowance for loan losses to $93.9 million or 1.22% of total loans compared to an allowance for loan losses of $88.6 million or 1.17% of total loans as of June 30, 2017.

•	Net loans receivable were $7.59 billion at June 30, 2018, compared to $7.46 billion at both March 31, 2018, and June 30, 2017.

•	Core deposits increased 1% compared to June 30, 2017, and represented 87% of total deposits at June 30, 2018.

•	Quarterly dividends to shareholders were $0.35 per share, and a special cash dividend of $0.50 per share was also declared.

•	Tangible common shareholders' equity per share* was $30.57 at June 30, 2018, compared to $30.54 at the preceding quarter end and $31.21 a year ago.

•	The ratio of tangible common shareholders' equity to tangible assets* remained strong at 9.79% at June 30, 2018, compared to 9.85% at the preceding quarter end and 10.46% a year ago.

•	Non-performing assets declined by $7.0 million to $16.5 million or 0.16% of total assets at June 30, 2018 and were $24.5 million or 0.24% of total assets a year ago.

*Tangible common shareholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net), and references to revenues from core operations (which excludes fair value adjustments and gains and losses on the sale of securities) and adjusted efficiency ratio (which excludes fair value adjustments and gains and losses on the sale of securities from adjusted non-interest

BANR - Second Quarter 2018 Results
July 25, 2018

income and excludes amortization of core deposit intangibles, real estate owned, gain (loss) and state/municipal business and use taxes from adjusted non-interest expense) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers. Where applicable, comparable earnings information using GAAP financial measures is also presented. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.
Certain reclassifications have been made to the 2017 Consolidated Financial Statements and/or schedules to conform to the 2018 presentation. These reclassifications have affected certain line items and ratios for the prior periods but have not changed net income or shareholders’ equity for those periods. The effect of these reclassifications is considered immaterial.
Significant Recent Initiatives and Events
On May 11, 2018, Banner Bank completed the sale of its Poulsbo, Washington, branch deposits totaling $20.4 million to Liberty Bay Bank, recording a deposit premium of $249,000. In addition, during the second quarter of 2018 Banner Bank sold two former business locations, recording a combined net gain of $1.9 million.
On October 6, 2017, Banner Bank completed the sale of its seven branches and related assets and liabilities in Utah to People’s Intermountain Bank, a banking subsidiary of People’s Utah Bancorp (NASDAQ: PUB). Under the terms of the purchase and assumption agreement, the sale included $253.8 million in loans and $160.3 million in deposits.
During the fourth quarter of 2017, Banner recorded a one-time net tax charge of $42.6 million, or $1.30 per diluted share, related to the revaluation of deferred tax items as a result of the Tax Cuts and Jobs Act. This increase in income tax expense was reflected in operating results for the fourth quarter of 2017 and was in addition to the normal provision for income tax related to pre-tax net operating income.
In addition, during the fourth quarter Banner implemented a number of strategic balance sheet initiatives designed to keep its assets below $10 billion at December 31, 2017, in order to postpone the adverse impact of certain enhanced regulatory requirements and the Durbin Amendment to the Dodd-Frank Act limits on, among other things, debit card interchange fees. Based on current debit card transaction volumes, Banner anticipates that the Durbin Amendment will have a $13 million annualized negative impact on pre-tax revenues commencing in July 2019.
In December 2017, Banner sold approximately $470 million of investment securities in the available-for-sale portfolio, using the proceeds to fund loan originations and to pay down certain wholesale borrowings and maturing brokered deposits. Banner incurred pre-tax net losses of $2.3 million in connection with the sale of these investment securities, which produced tax benefits based upon the 2017 marginal federal income tax rate of 35%. Beginning in 2018 net interest income on investment securities is subject to the new lower marginal corporate federal income tax rate. In recent periods Banner has incurred a blended effective federal and state tax rate of 33% to 34%. As a result of the reduced marginal federal tax rate, Banner anticipates that its blended effective federal and state tax rate will be approximately 22% to 23% in 2018.
Income Statement Review
“We benefited from rising interest rates during the quarter, which produced higher yields on loans and improved our net interest margin,” said Grescovich. Banner's net interest margin was 4.39% for the second quarter of 2018, a four basis point improvement compared to 4.35% in the preceding quarter and a six basis point improvement compared to 4.33% in the second quarter a year ago. Acquisition accounting adjustments, principally loan discount accretion, added six basis points to the net interest margin in the current quarter compared to eight basis points in the preceding quarter and 15 basis points in the second quarter a year ago. The total purchase discount for acquired loans was $18.1 million at June 30, 2018, a decrease from $19.4 million at March 31, 2018 and $25.8 million a year ago, primarily as a result of discount accretion. In the first six months of the year, Banner’s net interest margin expanded eight basis points to 4.37% compared to 4.29% in the first six months a year ago.
Average interest-earning asset yields increased 11 basis points to 4.70% compared to 4.59% for the preceding quarter and increased 17 basis points compared to 4.53% in the second quarter a year ago. Average loan yields increased 17 basis points to 5.15% compared to 4.98% for both the preceding quarter and second quarter a year ago. Loan discount accretion added eight basis points to loan yields in the second quarter, compared to ten basis points in the preceding quarter and 18 basis points in the second quarter a year ago. Deposit costs were 0.20% in the second quarter, a four basis point increase compared to the preceding quarter and a five basis point increase compared to the second quarter a year ago. The total cost of funds was 0.33% during the second quarter, an eight basis point increase compared to the preceding quarter and an 11 basis point increase compared to the second quarter a year ago largely reflecting increased borrowing costs.
Primarily as a result of the origination of new loans, the renewal of acquired loans out of the discounted acquired loan portfolio and net charge-offs, Banner recorded a $2.0 million provision for loan losses during the second quarter, the same as in both the preceding and year ago quarters as credit quality metrics remained very strong.
Deposit fees and other service charges were $12.0 million in the second quarter, compared to $11.3 million in the preceding quarter and $11.2 million in the second quarter a year ago. Mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, decreased to $4.6 million in the second quarter compared to $4.9 million in the preceding quarter and $6.8 million in the second quarter of 2017. Home purchase activity accounted for 81% of second quarter 2018 one- to four-family mortgage loan originations.
Second quarter 2018 results included a $224,000 net gain for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, principally certain investment securities held for trading, and $44,000 net gain on the sale of securities. In the preceding quarter, results included a $3.3 million net gain for fair value adjustments. In the second quarter a year ago, results included a $650,000 net loss for fair value adjustments and a $54,000 net loss on the sale of securities. Following the adoption of new accounting guidance, beginning in the preceding quarter, Banner no longer reflects changes in the fair value of its junior subordinated debentures related to instrument-specific credit risk in the Consolidated Statements

BANR - Second Quarter 2018 Results
July 25, 2018

of Operations, but rather reports those changes in the Consolidated Statements of Comprehensive Income and includes them in total shareholders’ equity in the Consolidated Statements of Financial Condition.
Total revenues increased 5% to $126.3 million for the second quarter of 2018, compared to $120.7 million in the preceding quarter and $120.1 million in the second quarter a year ago. In the first six months of 2018, total revenues increased 6% to $247.0 million, compared to $234.0 million in the first six months of 2017. Revenues from core operations* (revenues excluding gains and losses on the sale of securities and the net change in valuation of financial instruments) increased to $126.0 million in the second quarter of 2018, compared to $117.4 million in the preceding quarter, and $120.8 million in the second quarter of 2017. In the first six months of 2018, revenues from core operations* increased to $243.4 million from $235.4 million in the first six months a year ago.
Total non-interest income, which includes the changes in the valuation of financial instruments carried at fair value and gains and losses on the sale of securities, was $21.2 million in the second quarter of 2018, compared to $21.4 million in the first quarter of 2018 and $20.4 million in the second quarter a year ago. In the first six months of 2018, total non-interest income was $42.6 million, compared to $39.4 million in the same period a year ago.
Banner’s total non-interest expense was $82.6 million in the second quarter of 2018, compared to $81.7 million in the preceding quarter and $79.9 million in the second quarter of 2017. In addition to normal wage increases, the current and preceding quarter's non-interest expenses included increased salary and employee benefits as compared to the second quarter a year ago largely due to enhanced regulatory requirements attributable to compliance and risk management infrastructure build-out. Banner’s adjusted efficiency ratio* improved to 64.09% for the current quarter, compared to 67.42% in the prior quarter and 64.83% in the year ago quarter.
For the second quarter of 2018, Banner recorded $9.2 million in state and federal income tax expense for an effective tax rate of 22.1%, reflecting the new lower federal corporate income tax rate beginning in 2018, and for the year ago quarter, Banner recorded $12.8 million in state and federal income tax expense for an effective tax rate of 33.4%.
Balance Sheet Review
Banner’s total assets were $10.38 billion at June 30, 2018, compared to $10.32 billion at March 31, 2018, and $10.20 billion at June 30, 2017. The total of securities and interest-bearing deposits held at other banks was $1.74 billion at June 30, 2018, compared to $1.75 billion at March 31, 2018 and $1.66 billion at June 30, 2017. The increase in the securities portfolio during both the current quarter and preceding quarter compared to December 31, 2017, reflects Banner's renewed leveraging strategy as it crossed the $10 billion in total assets threshold. In the fourth quarter of 2017, Banner reduced its holdings of securities and use of wholesale funding to ensure that it remained below $10 billion in total assets at December 31, 2017, to postpone the adverse impact of the Durbin Amendment. The average effective duration of Banner's securities portfolio was approximately 4.0 years at June 30, 2018, compared to 3.5 years at June 30, 2017.
Net loans receivable increased 2% to $7.59 billion at June 30, 2018, compared to $7.46 billion at both March 31, 2018 and June 30, 2017. The sale of our Utah branches in the fourth quarter of 2017 included the sale of $253.8 million of loans. Commercial real estate and multifamily real estate loans increased slightly to $3.51 billion at June 30, 2018, compared to $3.48 billion at March 31, 2018, but decreased compared to $3.62 billion a year ago, reflecting significant payoffs of both owner occupied and investment commercial real estate loans, partially offset by growth in multifamily real estate loans. Commercial business loans increased modestly to $1.31 billion at June 30, 2018, compared to $1.30 billion three months earlier and increased 2% compared to $1.29 billion a year ago. Reflecting normal seasonal trends, agricultural business loans increased by 10% to $336.7 million at June 30, 2018, compared to $307.2 million three months earlier and were $344.4 million a year ago. Total construction, land and land development loans increased 3% to $980.4 million at June 30, 2018, compared to $948.7 million at March 31, 2018, and increased 21% compared to $811.5 million a year earlier. Consumer loans increased 2% to $706.8 million at June 30, 2018, compared to $693.0 million at March 31, 2018, and increased 3% compared to $687.8 million a year ago. One- to four-family loans increased modestly to $840.5 million compared to $833.6 million at March 31, 2018, and increased 5% compared to $800.0 million a year ago.
Loans held for sale decreased 44% to $78.8 million at June 30, 2018, compared to $141.8 million at March 31, 2018, but increased 19% compared to $66.2 million at June 30, 2017. The volume of one- to four- family residential mortgage loans sold remained relatively constant at $124.1 million in the current quarter compared to $124.5 million in the preceding quarter and was $131.1 million in the second quarter a year ago. During the current quarter Banner sold $135.7 million in multifamily loans compared to none during the quarter ended March 31, 2018, and $114.8 million in multifamily loans sold during the second quarter a year ago. Loans held for sale at June 30, 2018 included $51.3 million of multifamily loans and $27.6 million of one- to four-family loans.
Total deposits were $8.53 billion at June 30, 2018, compared to $8.54 billion at March 31, 2018, and increased modestly compared to $8.48 billion a year ago, as strong core deposit growth over the last year was partially offset by continuing declines in retail or non-brokered certificates of deposit. The sale of $20.4 million of Poulsbo Branch deposits during the current quarter contributed to the slight decline in deposits compared to the prior quarter. Compared to a year earlier, total deposits at June 30, 2018, were negatively impacted by the sale of the Utah branches during the fourth quarter of 2017 which included $160.3 million of deposits. Non-interest-bearing account balances decreased slightly to $3.35 billion at June 30, 2018, compared to $3.38 billion at March 31, 2018, and increased 3% compared to $3.25 billion a year ago. Core deposits (non-interest-bearing and interest-bearing transaction and savings accounts) decreased 2% from the prior quarter and increased 1% compared to June 30, 2017, despite the sale of the Utah branches. Core deposits represented 87% of total deposits at June 30, 2018, compared to 88% of total deposits at March 31, 2018, and 86% of total deposits a year earlier. Certificates of deposit were $1.15 billion at June 30, 2018, compared to $1.02 million at March 31, 2018, and $1.21 billion a year earlier. Brokered deposits increased to $280.1 million at June 30, 2018, compared to $169.5 million at March 31, 2018, and were $250.0 million a year earlier. The average cost of deposits was 0.20% for the quarter ended June 30, 2018, compared to 0.16% in the preceding quarter and 0.15% in the quarter ended June 30, 2017.
At June 30, 2018, total common shareholders' equity was $1.25 billion, or $38.67 per share, compared to $1.25 billion at March 31, 2018, and $1.31 billion a year ago. At June 30, 2018, tangible common shareholders' equity*, which excludes goodwill and other intangible assets, was $990.5 million,

BANR - Second Quarter 2018 Results
July 25, 2018

or 9.79% of tangible assets*, compared to $990.2 million, or 9.85% of tangible assets, at March 31, 2018 and $1.04 billion, or 10.46% of tangible assets, a year ago. Banner's tangible book value per share* was $30.57 at June 30, 2018, compared to $31.21 per share a year ago.
During the first quarter of 2018, Banner repurchased 269,711 shares of its common stock at an average price per share of $56.93 for a total purchase price of $15.4 million. There were no repurchases during the second quarter of 2018. Banner Corporation and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the Basel III and Dodd Frank regulatory standards. At June 30, 2018, Banner Corporation's common equity Tier 1 capital ratio was 11.05%, its Tier 1 leverage capital to average assets ratio was 10.80%, and its total capital to risk-weighted assets ratio was 13.73%.
Credit Quality
“Credit quality remained strong again during the quarter, which further solidifies the moderate risk profile of our loan portfolio and positions us well for the future,” said Grescovich. The allowance for loan losses was $93.9 million at June 30, 2018, or 1.22% of total loans outstanding and 613% of non-performing loans compared to $92.2 million at March 31, 2018, or 1.22% of total loans outstanding and 410% of non-performing loans, and $88.6 million at June 30, 2017, or 1.17% of total loans outstanding and 405% of non-performing loans. Net loan charge-offs totaled $332,000 in the second quarter compared to net loan recoveries of $1.2 million in the preceding quarter and $59,000 in the second quarter a year ago. Primarily as a result of the origination of new loans, the renewal of acquired loans out of the discounted acquired loan portfolio and net charge-offs, Banner recorded a $2.0 million provision for loan losses in the current quarter which was the same amount as recorded in the prior quarter and in the year ago quarter. Non-performing loans declined to $15.3 million at June 30, 2018, compared to $22.5 million at March 31, 2018 and $21.9 million a year ago. Real estate owned and other repossessed assets were $1.2 million at June 30, 2018, compared to $1.0 million at March 31, 2018 and $2.6 million a year ago.
In accordance with acquisition accounting, loans acquired from acquisitions were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses. Credit discounts are included in the determination of fair value, and as a result, no allowance for loan and lease losses is recorded for acquired loans at the acquisition date. Although the discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios. At June 30, 2018, the total purchase discount for acquired loans was $18.1 million.
Banner's non-performing assets were $16.5 million, or 0.16% of total assets, at June 30, 2018, compared to $23.5 million, or 0.23% of total assets, at March 31, 2018 and $24.5 million, or 0.24% of total assets, a year ago. In addition to non-performing assets, purchased credit-impaired loans decreased to $18.1 million at June 30, 2018, compared to $19.3 million at March 31, 2018 and $26.3 million a year ago.
Conference Call
Banner will host a conference call on Thursday, July 26, 2018, at 8:00 a.m. PDT, to discuss its second quarter results. To listen to the call on-line, go to www.bannerbank.com. Investment professionals are invited to dial (866) 235-9915 to participate in the call. A replay will be available for one week at (877) 344-7529 using access code 10121440, or at www.bannerbank.com.
About the Company
Banner Corporation is a $10.38 billion bank holding company operating two commercial banks in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.
Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (2) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets or impose restrictions or penalties with respect to Banner's activities; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior and net interest margin; (5) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (6) fluctuations in real estate values; (7) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (8) the ability to access cost-effective funding; (9) changes in financial markets; (10) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; (11) the costs, effects and outcomes of litigation; (12) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (13) changes in accounting principles, policies or guidelines; (14) future acquisitions by Banner of other

BANR - Second Quarter 2018 Results
July 25, 2018

depository institutions or lines of business; (15) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors and (16) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR - Second Quarter 2018 Results
July 25, 2018

RESULTS OF OPERATIONS	Quarters Ended			Six months ended
(in thousands except shares and per share data)	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017

INTEREST INCOME:
Loans receivable	$99,853	$94,022	$94,795	$193,875	$186,083
Mortgage-backed securities	8,899	7,331	6,239	16,230	10,886
Securities and cash equivalents	3,671	3,467	3,402	7,138	6,563
	112,423	104,820	104,436	217,243	203,532
INTEREST EXPENSE:
Deposits	4,264	3,358	3,182	7,622	5,973
Federal Home Loan Bank advances	1,499	677	301	2,177	574
Other borrowings	49	70	83	119	157
Junior subordinated debentures	1,548	1,342	1,164	2,889	2,268
	7,360	5,447	4,730	12,807	8,972
Net interest income before provision for loan losses	105,063	99,373	99,706	204,436	194,560
PROVISION FOR LOAN LOSSES	2,000	2,000	2,000	4,000	4,000
Net interest income	103,063	97,373	97,706	200,436	190,560
NON-INTEREST INCOME:
Deposit fees and other service charges	11,985	11,296	11,165	23,281	21,553
Mortgage banking operations	4,643	4,864	6,754	9,507	11,357
Bank owned life insurance	933	853	1,461	1,785	2,556
Miscellaneous	3,388	1,037	1,720	4,426	5,356
	20,949	18,050	21,100	38,999	40,822
Net gain (loss) on sale of securities	44	4	(54)	48	(41)
Net change in valuation of financial instruments carried at fair value	224	3,308	(650)	3,532	(1,338)
Total non-interest income	21,217	21,362	20,396	42,579	39,443
NON-INTEREST EXPENSE:
Salary and employee benefits	51,494	50,067	49,019	101,561	95,083
Less capitalized loan origination costs	(4,733)	(4,011)	(4,598)	(8,744)	(8,914)
Occupancy and equipment	11,574	11,766	12,045	23,340	24,041
Information / computer data services	4,564	4,381	4,100	8,945	8,094
Payment and card processing services	3,731	3,700	3,719	7,431	6,942
Professional services	3,838	4,428	3,732	8,266	8,885
Advertising and marketing	2,141	1,830	1,766	3,971	3,095
Deposit insurance	1,021	1,341	1,071	2,362	2,337
State/municipal business and use taxes	816	713	279	1,529	1,078
Real estate operations	(319)	439	(363)	121	(1,329)
Amortization of core deposit intangibles	1,382	1,382	1,624	2,764	3,248
Miscellaneous	7,128	5,670	7,463	12,797	13,577
Total non-interest expense	82,637	81,706	79,857	164,343	156,137
Income before provision for income taxes	41,643	37,029	38,245	78,672	73,866
PROVISION FOR INCOME TAXES	9,219	8,239	12,791	17,458	24,619
NET INCOME	$32,424	$28,790	$25,454	$61,214	$49,247
Earnings per share available to common shareholders:
Basic	$1.01	$0.89	$0.77	$1.89	$1.49
Diluted	$1.00	$0.89	$0.77	$1.89	$1.49
Cumulative dividends declared per common share	$0.85	$0.35	$1.25	$1.20	$1.50
Weighted average common shares outstanding:
Basic	32,250,514	32,397,568	32,982,126	32,323,635	32,957,920
Diluted	32,331,609	32,516,456	33,051,527	32,422,287	33,052,205
(Decrease) increase in common shares outstanding	(17,977)	(302,812)	125,167	(320,789)	84,644

BANR - Second Quarter 2018 Results
July 25, 2018

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$195,652	$188,418	$199,624	$196,178	3.8%	(0.3)%
Interest-bearing deposits	53,773	53,630	61,576	77,370	0.3%	(30.5)%
Total cash and cash equivalents	249,425	242,048	261,200	273,548	3.0%	(8.8)%
Securities - trading	25,640	25,574	22,318	24,950	0.3%	2.8%
Securities - available for sale	1,400,312	1,406,505	919,485	1,290,159	(0.4)%	8.5%
Securities - held to maturity	263,176	262,645	260,271	268,050	0.2%	(1.8)%
Federal Home Loan Bank stock	19,916	18,036	10,334	12,334	10.4%	61.5%
Loans held for sale	78,833	141,808	40,725	66,164	(44.4)%	19.1%
Loans receivable	7,684,732	7,556,046	7,598,884	7,551,563	1.7%	1.8%
Allowance for loan losses	(93,875)	(92,207)	(89,028)	(88,586)	1.8%	6.0%
Net loans receivable	7,590,857	7,463,839	7,509,856	7,462,977	1.7%	1.7%
Accrued interest receivable	34,004	32,824	31,259	30,722	3.6%	10.7%
Real estate owned held for sale, net	473	328	360	2,427	44.2%	(80.5)%
Property and equipment, net	153,224	156,005	154,815	161,095	(1.8)%	(4.9)%
Goodwill	242,659	242,659	242,659	244,583	—%	(0.8)%
Other intangibles, net	19,858	21,251	22,655	26,813	(6.6)%	(25.9)%
Bank-owned life insurance	164,225	163,519	162,668	160,609	0.4%	2.3%
Other assets	136,592	140,223	124,604	175,389	(2.6)%	(22.1)%
Total assets	$10,379,194	$10,317,264	$9,763,209	$10,199,820	0.6%	1.8%
LIABILITIES
Deposits:
Non-interest-bearing	$3,346,777	$3,383,439	$3,265,544	$3,254,581	(1.1)%	2.8%
Interest-bearing transaction and savings accounts	4,032,283	4,141,268	3,950,950	4,022,909	(2.6)%	0.2%
Interest-bearing certificates	1,148,607	1,018,355	966,937	1,206,241	12.8%	(4.8)%
Total deposits	8,527,667	8,543,062	8,183,431	8,483,731	(0.2)%	0.5%
Advances from Federal Home Loan Bank at fair value	239,190	192,195	202	50,212	24.5%	nm
Customer repurchase agreements and other borrowings	112,458	101,844	95,860	116,455	10.4%	(3.4)%
Junior subordinated debentures at fair value	112,774	112,516	98,707	96,852	0.2%	16.4%
Accrued expenses and other liabilities	93,281	72,497	71,344	102,511	28.7%	(9.0)%
Deferred compensation	40,814	41,027	41,039	40,208	(0.5)%	1.5%
Total liabilities	9,126,184	9,063,141	8,490,583	8,889,969	0.7%	2.7%
SHAREHOLDERS' EQUITY
Common stock	1,173,656	1,172,960	1,187,127	1,215,316	0.1%	(3.4)%
Retained earnings	84,485	79,773	90,535	94,541	5.9%	(10.6)%
Other components of shareholders' equity	(5,131)	1,390	(5,036)	(6)	nm	nm
Total shareholders' equity	1,253,010	1,254,123	1,272,626	1,309,851	(0.1)%	(4.3)%
Total liabilities and shareholders' equity	$10,379,194	$10,317,264	$9,763,209	$10,199,820	0.6%	1.8%
Common Shares Issued:
Shares outstanding at end of period	32,405,696	32,423,673	32,726,485	33,278,031
Common shareholders' equity per share (1)	$38.67	$38.68	$38.89	$39.36
Common shareholders' tangible equity per share (1) (2)	$30.57	$30.54	$30.78	$31.21
Common shareholders' tangible equity to tangible assets (2)	9.79%	9.85%	10.61%	10.46%
Consolidated Tier 1 leverage capital ratio	10.80%	11.06%	11.33%	11.51%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of the press release tables.

BANR - Second Quarter 2018 Results
July 25, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
					Percentage Change
LOANS	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner occupied	$1,256,730	$1,278,814	$1,284,363	$1,358,094	(1.7)%	(7.5)%
Investment properties	1,920,790	1,876,937	1,937,423	1,975,075	2.3%	(2.7)%
Multifamily real estate	330,384	321,039	314,188	288,442	2.9%	14.5%
Commercial construction	166,089	163,314	148,435	144,092	1.7%	15.3%
Multifamily construction	147,576	159,108	154,662	111,562	(7.2)%	32.3%
One- to four-family construction	480,591	434,204	415,327	380,782	10.7%	26.2%
Land and land development:
Residential	163,335	167,783	164,516	147,149	(2.7)%	11.0%
Commercial	22,849	24,331	24,583	27,917	(6.1)%	(18.2)%
Commercial business	1,312,424	1,296,691	1,279,894	1,286,204	1.2%	2.0%
Agricultural business including secured by farmland	336,709	307,243	338,388	344,412	9.6%	(2.2)%
One- to four-family real estate	840,470	833,598	848,289	800,008	0.8%	5.1%
Consumer:
Consumer secured by one- to four-family real estate	536,007	522,826	522,931	527,623	2.5%	1.6%
Consumer-other	170,778	170,158	165,885	160,203	0.4%	6.6%
Total loans receivable	$7,684,732	$7,556,046	$7,598,884	$7,551,563	1.7%	1.8%
Restructured loans performing under their restructured terms	$13,793	$14,264	$16,115	$13,531
Loans 30 - 89 days past due and on accrual (1)	$8,040	$23,557	$29,278	$15,564
Total delinquent loans (including loans on non-accrual), net (2)	$22,620	$42,186	$50,503	$32,961
Total delinquent loans / Total loans receivable	0.29%	0.56%	0.66%	0.44%

(1) Includes $6,000 of purchased credit-impaired loans at June 30, 2018 compared to $1.5 million at March 31, 2018, $943,000 at December 31, 2017, and $835,000 at June 30, 2017.
(2) Delinquent loans include $1.0 million of delinquent purchased credit-impaired loans at June 30, 2018 compared to $2.3 million at March 31, 2018, $2.2 million at December 31, 2017, and $2.5 million at June 30, 2017.

LOANS BY GEOGRAPHIC LOCATION	Jun 30, 2018		Mar 31, 2018		Dec 31, 2017		Jun 30, 2017
	Amount	Percentage	Amount	Percentage	Amount	Percentage	Amount	Percentage

Washington	$3,550,945	46.2%	$3,490,646	46.2%	$3,508,542	46.2%	$3,425,627	45.3%
Oregon	1,601,939	20.9%	1,580,278	20.9%	1,590,233	20.9%	1,532,460	20.3%
California	1,477,293	19.2%	1,405,411	18.6%	1,415,076	18.6%	1,304,194	17.3%
Idaho	500,201	6.5%	481,972	6.4%	492,603	6.5%	487,378	6.5%
Utah	76,414	1.0%	83,637	1.1%	73,382	1.0%	294,467	3.9%
Other	477,940	6.2%	514,102	6.8%	519,048	6.8%	507,437	6.7%
Total loans receivable	$7,684,732	100.0%	$7,556,046	100.0%	$7,598,884	100.0%	$7,551,563	100.0%

BANR - Second Quarter 2018 Results
July 25, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Six months ended
CHANGE IN THE	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$92,207	$89,028	$86,527	$89,028	$85,997
Provision for loan losses	2,000	2,000	2,000	4,000	4,000
Recoveries of loans previously charged off:
Commercial real estate	216	1,352	264	1,568	334
Multifamily real estate	—	—	11	—	11
Construction and land	11	174	1,024	185	1,107
One- to four-family real estate	356	290	109	646	254
Commercial business	100	170	171	270	344
Agricultural business, including secured by farmland	41	—	19	41	132
Consumer	106	112	101	218	195
	830	2,098	1,699	2,928	2,377
Loans charged off:
Commercial real estate	(299)	—	(47)	(299)	(47)
One- to four-family real estate	—	(16)	—	(16)	—
Commercial business	(375)	(519)	(1,169)	(894)	(2,795)
Agricultural business, including secured by farmland	(329)	(7)	(104)	(336)	(263)
Consumer	(159)	(377)	(320)	(536)	(683)
	(1,162)	(919)	(1,640)	(2,081)	(3,788)
Net (charge-offs) recoveries	(332)	1,179	59	847	(1,411)
Balance, end of period	$93,875	$92,207	$88,586	$93,875	$88,586
Net (charge-offs) recoveries / Average loans receivable	(0.004)%	0.015%	0.001%	0.011%	(0.018)%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017
Specific or allocated loss allowance:
Commercial real estate	$24,413	$23,461	$22,824	$24,232
Multifamily real estate	3,718	2,592	1,633	1,562
Construction and land	27,034	28,766	27,568	27,312
One- to four-family real estate	3,932	3,779	2,055	2,010
Commercial business	19,141	19,885	18,311	19,126
Agricultural business, including secured by farmland	3,162	2,999	4,053	3,808
Consumer	5,725	5,514	3,866	3,987
Total allocated	87,125	86,996	80,310	82,037
Unallocated	6,750	5,211	8,718	6,549
Total allowance for loan losses	$93,875	$92,207	$89,028	$88,586
Allowance for loan losses / Total loans receivable	1.22%	1.22%	1.17%	1.17%
Allowance for loan losses / Non-performing loans	613%	410%	329%	405%

BANR - Second Quarter 2018 Results
July 25, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$4,341	$6,877	$10,646	$6,267
Construction and land	1,176	984	798	1,726
One- to four-family	2,281	2,815	3,264	2,955
Commercial business	2,673	3,037	3,406	7,037
Agricultural business, including secured by farmland	1,712	6,120	6,132	1,456
Consumer	1,176	1,237	1,297	1,494
	13,359	21,070	25,543	20,935
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Construction and land	784	—	298	—
One- to four-family	905	591	1,085	754
Commercial business	1	1	18	77
Agricultural business, including secured by farmland	—	820	—	—
Consumer	253	7	85	108
	1,943	1,419	1,486	939
Total non-performing loans	15,302	22,489	27,029	21,874
Real estate owned (REO)	473	328	360	2,427
Other repossessed assets	733	694	107	181
Total non-performing assets	$16,508	$23,511	$27,496	$24,482
Total non-performing assets to total assets	0.16%	0.23%	0.28%	0.24%
Purchased credit-impaired loans, net	$18,063	$19,316	$21,310	$26,267

	Quarters Ended			Six months ended
REAL ESTATE OWNED	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Balance, beginning of period	$328	$360	$3,040	$360	$11,081
Additions from loan foreclosures	393	128	46	521	46
Additions from capitalized costs	—	—	54	—	54
Proceeds from dispositions of REO	(314)	—	(1,228)	(314)	(10,421)
Gain on sale of REO	66	—	721	66	1,923
Valuation adjustments in the period	—	(160)	(206)	(160)	(256)
Balance, end of period	$473	$328	$2,427	$473	$2,427

BANR - Second Quarter 2018 Results
July 25, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017	Prior Qtr	Prior Yr

Non-interest-bearing	$3,346,777	$3,383,439	$3,265,544	$3,254,581	(1.1)%	2.8%
Interest-bearing checking	1,012,519	1,043,840	971,137	953,227	(3.0)%	6.2%
Regular savings accounts	1,635,080	1,637,814	1,557,500	1,530,517	(0.2)%	6.8%
Money market accounts	1,384,684	1,459,614	1,422,313	1,539,165	(5.1)%	(10.0)%
Total interest-bearing transaction and savings accounts	4,032,283	4,141,268	3,950,950	4,022,909	(2.6)%	0.2%
Interest-bearing certificates	1,148,607	1,018,355	966,937	1,206,241	12.8%	(4.8)%
Total deposits	$8,527,667	$8,543,062	$8,183,431	$8,483,731	(0.2)%	0.5%

GEOGRAPHIC CONCENTRATION OF DEPOSITS	Jun 30, 2018		Mar 31, 2018		Dec 31, 2017		Jun 30, 2017
	Amount	Percentage	Amount	Percentage	Amount	Percentage	Amount	Percentage
Washington	$4,735,357	55.6%	$4,766,646	55.8%	$4,506,249	55.0%	$4,615,284	54.4%
Oregon	1,886,435	22.1%	1,868,043	21.9%	1,797,147	22.0%	1,806,639	21.3%
California	1,444,413	16.9%	1,454,421	17.0%	1,432,819	17.5%	1,445,621	17.0%
Idaho	461,462	5.4%	453,952	5.3%	447,216	5.5%	416,933	4.9%
Utah	—	—%	—	—%	—	—%	199,254	2.3%
Total deposits	$8,527,667	100.0%	$8,543,062	100.0%	$8,183,431	100.0%	$8,483,731	100.0%

INCLUDED IN TOTAL DEPOSITS	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017
Public non-interest-bearing accounts	$86,040	$78,714	$86,987	$85,760
Public interest-bearing transaction & savings accounts	114,457	111,597	111,732	124,075
Public interest-bearing certificates	24,390	24,928	23,685	30,496
Total public deposits	$224,887	$215,239	$222,404	$240,331
Total brokered deposits	$280,055	$169,523	$57,228	$250,001

BANR - Second Quarter 2018 Results
July 25, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF JUNE 30, 2018	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,190,024	13.73%	$693,399	8.00%	$866,749	10.00%
Tier 1 capital to risk-weighted assets	1,093,700	12.62%	520,049	6.00%	520,049	6.00%
Tier 1 leverage capital to average assets	1,093,700	10.80%	404,968	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	957,700	11.05%	390,037	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,108,529	13.08%	677,868	8.00%	847,335	10.00%
Tier 1 capital to risk-weighted assets	1,014,649	11.97%	508,401	6.00%	677,868	8.00%
Tier 1 leverage capital to average assets	1,014,649	10.31%	393,726	4.00%	492,157	5.00%
Common equity tier 1 capital to risk-weighted assets	1,014,649	11.97%	381,301	4.50%	550,768	6.50%
Islanders Bank:
Total capital to risk-weighted assets	33,330	16.98%	15,701	8.00%	19,627	10.00%
Tier 1 capital to risk-weighted assets	30,886	15.74%	11,776	6.00%	15,701	8.00%
Tier 1 leverage capital to average assets	30,886	11.03%	11,202	4.00%	14,002	5.00%
Common equity tier 1 capital to risk-weighted assets	30,886	15.74%	8,832	4.50%	12,757	6.50%

BANR - Second Quarter 2018 Results
July 25, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Mortgage loans	$6,163,224	$78,203	5.09%	$6,065,199	$74,346	4.97%	$5,987,295	$74,459	4.99%
Commercial/agricultural loans	1,479,148	19,381	5.26%	1,456,303	17,423	4.85%	1,503,548	18,179	4.85%
Consumer and other loans	141,401	2,269	6.44%	140,627	2,253	6.50%	138,724	2,157	6.24%
Total loans(1)	7,783,773	99,853	5.15%	7,662,129	94,022	4.98%	7,629,567	94,795	4.98%
Mortgage-backed securities	1,261,809	8,899	2.83%	1,057,878	7,331	2.81%	1,067,255	6,239	2.34%
Other securities	473,953	3,331	2.82%	462,947	3,090	2.71%	471,894	3,192	2.71%
Interest-bearing deposits with banks	51,886	211	1.63%	64,512	231	1.45%	54,051	139	1.03%
FHLB stock	22,231	129	2.33%	16,549	146	3.58%	14,472	71	1.97%
Total investment securities	1,809,879	12,570	2.79%	1,601,886	10,798	2.73%	1,607,672	9,641	2.41%
Total interest-earning assets	9,593,652	112,423	4.70%	9,264,015	104,820	4.59%	9,237,239	104,436	4.53%
Non-interest-earning assets	804,229			805,503			896,136
Total assets	$10,397,881			$10,069,518			$10,133,375
Deposits:
Interest-bearing checking accounts	$1,051,409	281	0.11%	$1,003,929	246	0.10%	$927,375	210	0.09%
Savings accounts	1,648,739	811	0.20%	1,601,671	627	0.16%	1,553,019	527	0.14%
Money market accounts	1,419,578	792	0.22%	1,442,685	666	0.19%	1,534,551	689	0.18%
Certificates of deposit	1,067,742	2,380	0.89%	998,738	1,819	0.74%	1,200,435	1,756	0.59%
Total interest-bearing deposits	5,187,468	4,264	0.33%	5,047,023	3,358	0.27%	5,215,380	3,182	0.24%
Non-interest-bearing deposits	3,324,104	—	—%	3,282,686	—	—%	3,158,727	—	—%
Total deposits	8,511,572	4,264	0.20%	8,329,709	3,358	0.16%	8,374,107	3,182	0.15%
Other interest-bearing liabilities:
FHLB advances	296,495	1,499	2.03%	155,540	677	1.77%	103,848	301	1.16%
Other borrowings	105,013	49	0.19%	101,111	70	0.28%	116,513	83	0.29%
Junior subordinated debentures	140,212	1,548	4.43%	140,212	1,342	3.88%	140,212	1,164	3.33%
Total borrowings	541,720	3,096	2.29%	396,863	2,089	2.13%	360,573	1,548	1.72%
Total funding liabilities	9,053,292	7,360	0.33%	8,726,572	5,447	0.25%	8,734,680	4,730	0.22%
Other non-interest-bearing liabilities(2)	75,784			65,978			56,175
Total liabilities	9,129,076			8,792,550			8,790,855
Shareholders' equity	1,268,805			1,276,968			1,342,520
Total liabilities and shareholders' equity	$10,397,881			$10,069,518			$10,133,375
Net interest income/rate spread		$105,063	4.37%		$99,373	4.34%		$99,706	4.31%
Net interest margin			4.39%			4.35%			4.33%
Additional Key Financial Ratios:
Return on average assets			1.25%			1.16%			1.01%
Return on average equity			10.25%			9.14%			7.60%
Average equity/average assets			12.20%			12.68%			13.25%
Average interest-earning assets/average interest-bearing liabilities			167.45%			170.17%			165.66%
Average interest-earning assets/average funding liabilities			105.97%			106.16%			105.75%
Non-interest income/average assets			0.82%			0.86%			0.81%
Non-interest expense/average assets			3.19%			3.29%			3.16%
Efficiency ratio(4)			65.44%			67.67%			66.49%
Adjusted efficiency ratio(5)			64.09%			67.42%			64.83%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue. Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments. Adjusted non-interest expense excludes amortization of core deposit intangibles (CDI), REO gain (loss), and state/municipal business and use taxes. These represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of the press release tables.

BANR - Second Quarter 2018 Results
July 25, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Six months ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
Interest-earning assets:
Mortgage loans	$6,114,482	$152,549	5.03%	$6,045,712	$147,008	4.90%
Commercial/agricultural loans	1,467,789	36,803	5.06%	1,484,148	34,725	4.72%
Consumer and other loans	141,016	4,523	6.47%	138,380	4,350	6.34%
Total loans(1)	7,723,287	193,875	5.06%	7,668,240	186,083	4.89%
Mortgage-backed securities	1,160,407	16,230	2.82%	955,285	10,886	2.30%
Other securities	468,480	6,420	2.76%	462,894	6,229	2.71%
Interest-bearing deposits with banks	58,164	442	1.53%	43,183	232	1.08%
FHLB stock	19,406	276	2.87%	15,008	102	1.37%
Total investment securities	1,706,457	23,368	2.76%	1,476,370	17,449	2.38%
Total interest-earning assets	9,429,744	217,243	4.65%	9,144,610	203,532	4.49%
Non-interest-earning assets	804,862			909,576
Total assets	$10,234,606			$10,054,186
Deposits:
Interest-bearing checking accounts	$1,027,800	527	0.10%	$912,154	410	0.09%
Savings accounts	1,625,335	1,438	0.18%	1,555,363	1,050	0.14%
Money market accounts	1,431,068	1,458	0.21%	1,528,545	1,340	0.18%
Certificates of deposit	1,033,431	4,199	0.82%	1,145,182	3,173	0.56%
Total interest-bearing deposits	5,117,634	7,622	0.30%	5,141,244	5,973	0.23%
Non-interest-bearing deposits	3,303,509	—	—%	3,153,652	—	—%
Total deposits	8,421,143	7,622	0.18%	8,294,896	5,973	0.15%
Other interest-bearing liabilities:
FHLB advances	226,407	2,177	1.94%	116,988	574	0.99%
Other borrowings	103,073	119	0.23%	112,325	157	0.28%
Junior subordinated debentures	140,212	2,889	4.16%	140,212	2,268	3.26%
Total borrowings	469,692	5,185	2.23%	369,525	2,999	1.64%
Total funding liabilities	8,890,835	12,807	0.29%	8,664,421	8,972	0.21%
Other non-interest-bearing liabilities(2)	70,908			57,325
Total liabilities	8,961,743			8,721,746
Shareholders' equity	1,272,863			1,332,440
Total liabilities and shareholders' equity	$10,234,606			$10,054,186
Net interest income/rate spread		$204,436	4.36%		$194,560	4.28%
Net interest margin			4.37%			4.29%
Additional Key Financial Ratios:
Return on average assets			1.21%			0.99%
Return on average equity			9.70%			7.45%
Average equity/average assets			12.44%			13.25%
Average interest-earning assets/average interest-bearing liabilities			168.77%			165.94%
Average interest-earning assets/average funding liabilities			106.06%			105.54%
Non-interest income/average assets			0.84%			0.79%
Non-interest expense/average assets			3.24%			3.13%
Efficiency ratio(4)			66.53%			66.72%
Adjusted efficiency ratio(5)			65.70%			65.06%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue. Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments. Adjusted non-interest expense excludes acquisition related costs, amortization of CDI, real estate operations expense, and state/municipal business and use taxes. These represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of the press release tables.

BANR - Second Quarter 2018 Results
July 25, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers. Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended			Six months ended
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Net interest income before provision for loan losses	$105,063	$99,373	$99,706	$204,436	$194,560
Total non-interest income	21,217	21,362	20,396	42,579	39,443
Total GAAP revenue	126,280	120,735	120,102	247,015	234,003
Exclude net (gain) loss on sale of securities	(44)	(4)	54	(48)	41
Exclude change in valuation of financial instruments carried at fair value	(224)	(3,308)	650	(3,532)	1,338
Revenue from core operations (non-GAAP)	$126,012	$117,423	$120,806	$243,435	$235,382

EARNINGS FROM CORE OPERATIONS	Quarters Ended			Six months ended
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Net income (GAAP)	$32,424	$28,790	$25,454	$61,214	$49,247
Exclude net (gain) loss on sale of securities	(44)	(4)	54	(48)	41
Exclude change in valuation of financial instruments carried at fair value	(224)	(3,308)	650	(3,532)	1,338
Exclude related tax expense (benefit)	64	795	(253)	859	(496)
Total earnings from core operations (non-GAAP)	$32,220	$26,273	$25,905	$58,493	$50,130

Diluted earnings per share (GAAP)	$1.00	$0.89	$0.77	$1.89	$1.49
Diluted core earnings per share (non-GAAP)	$1.00	$0.81	$0.78	$1.80	$1.52

BANR - Second Quarter 2018 Results
July 25, 2018

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Six months ended
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Non-interest expense (GAAP)	$82,637	$81,706	$79,857	$164,343	$156,137
Exclude CDI amortization	(1,382)	(1,382)	(1,624)	(2,764)	(3,248)
Exclude state/municipal tax expense	(816)	(713)	(279)	(1,529)	(1,078)
Exclude REO gain (loss)	319	(439)	363	(121)	1,329
Adjusted non-interest expense (non-GAAP)	$80,758	$79,172	$78,317	$159,929	$153,140

Net interest income before provision for loan losses (GAAP)	$105,063	$99,373	$99,706	$204,436	$194,560
Non-interest income (GAAP)	21,217	21,362	20,396	42,579	39,443
Total revenue	126,280	120,735	120,102	247,015	234,003
Exclude net (gain) loss on sale of securities	(44)	(4)	54	(48)	41
Exclude net change in valuation of financial instruments carried at fair value	(224)	(3,308)	650	(3,532)	1,338
Adjusted revenue (non-GAAP)	$126,012	$117,423	$120,806	$243,435	$235,382

Efficiency ratio (GAAP)	65.44%	67.67%	66.49%	66.53%	66.72%
Adjusted efficiency ratio (non-GAAP)	64.09%	67.42%	64.83%	65.70%	65.06%

TANGIBLE COMMON SHAREHOLDERS' EQUITY TO TANGIBLE ASSETS	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Jun 30, 2017
Shareholders' equity (GAAP)	$1,253,010	$1,254,123	$1,272,626	$1,309,851
Exclude goodwill and other intangible assets, net	262,517	263,910	265,314	271,396
Tangible common shareholders' equity (non-GAAP)	$990,493	$990,213	$1,007,312	$1,038,455

Total assets (GAAP)	$10,379,194	$10,317,264	$9,763,209	$10,199,820
Exclude goodwill and other intangible assets, net	262,517	263,910	265,314	271,396
Total tangible assets (non-GAAP)	$10,116,677	$10,053,354	$9,497,895	$9,928,424
Common shareholders' equity to total assets (GAAP)	12.07%	12.16%	13.03%	12.84%
Tangible common shareholders' equity to tangible assets (non-GAAP)	9.79%	9.85%	10.61%	10.46%

TANGIBLE COMMON SHAREHOLDERS' EQUITY PER SHARE
Tangible common shareholders' equity	$990,493	$990,213	$1,007,312	$1,038,455
Common shares outstanding at end of period	32,405,696	32,423,673	32,726,485	33,278,031
Common shareholders' equity (book value) per share (GAAP)	$38.67	$38.68	$38.89	$39.36
Tangible common shareholders' equity (tangible book value) per share (non-GAAP)	$30.57	$30.54	$30.78	$31.21